United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Weyco Group, Inc.

(Name of Registrant as Specified in Its Charter)

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WEYCO GROUP, INC.
Glendale, Wisconsin

Notice of the 2011 ANNUAL MEETING OF SHAREHOLDERS
To be Held May 3, 2011

WEYCO GROUP, INC., a Wisconsin corporation (hereinafter called the “Company”), will hold the Annual Meeting of Shareholders at the general offices of the Company, 333 West Estabrook Boulevard, Glendale, Wisconsin 53212, on Tuesday, May 3, 2011 at 10:00 A.M. (Central Daylight Time), for the following purposes:

1.	To elect two members to the Board of Directors,
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011,
3.	To act on a proposal to approve the Weyco Group, Inc. 2011 Incentive Plan,
4.	To consider an advisory vote on the compensation of the Company’s named executive officers as disclosed in the “Compensation Discussion and Analysis and Executive Compensation” section herein,
5.	To consider an advisory vote on the frequency of executive compensation votes, and
6.	To consider and transact any other business that properly may come before the meeting or any adjournment thereof.

The Board of Directors recommends that the shareholders
vote “FOR” items 1, 2, 3 and 4 and a vote of “Three Years” for item 5.

Important Notice Regarding the Internet Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 3, 2011

The Proxy Statement and Notice of Annual Meeting and the 2010 Annual Report on
Form 10-K are available on the Company’s website at
http://www.weycogroup.com/sec_filing.html

The Board of Directors has fixed March 14, 2011 as the record date for the determination of the common shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof.

The Board of Directors requests that you indicate your voting directions, sign and promptly mail the enclosed proxy for the meeting. Any proxy may be revoked at any time prior to its exercise.

If you have questions or comments, please direct them to Weyco Group, Inc., 333 West Estabrook Boulevard, Glendale, Wisconsin 53212, Attention: Secretary. Please also contact the Secretary if you would like directions to the Annual Meeting.

By order of the Board of Directors,

JOHN F. WITTKOWSKE
Secretary

Date of Notice: March 31, 2011

i

PROXY STATEMENT

INTRODUCTION

The enclosed proxy is solicited by the Board of Directors of Weyco Group, Inc. (the “Company”) for exercise at the annual meeting of shareholders to be held at the offices of the Company, 333 West Estabrook Boulevard, Glendale, Wisconsin 53212, at 10:00 A.M. (Central Daylight Time) on Tuesday, May 3, 2011, or any adjournment thereof.

The Proxy Statement and Notice of Annual Meeting of Shareholders and the 2010 Annual Report on Form 10-K are also available on the Company’s website at http://www.weycogroup.com/sec_filing.html. The 2010 Annual Report on Form 10-K, which also accompanies this Proxy Statement, contains financial statements for the three years ended December 31, 2010 and certain other information concerning the Company. The 2010 Annual Report on Form 10-K is neither a part of this Proxy Statement nor incorporated herein by reference.

Any shareholder delivering the form of proxy has the power to revoke it at any time prior to the time of the annual meeting by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date or by attending the meeting and electing to vote in person by giving notice of such election to the Secretary of the Company. Attendance at the meeting will not in itself constitute revocation of a proxy. Proxies properly signed and returned will be voted as specified thereon. The Proxy Statement and the proxy are being mailed to shareholders on approximately March 31, 2011.

The Company has outstanding only one class of common stock entitled to vote at the meeting — common stock with one vote per share. As of March 14, 2011, the record date for determination of the common shareholders entitled to notice of and to vote at the meeting or any adjournment thereof, there were outstanding 11,358,561 shares of common stock.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth information, as of the March 14, 2011 record date, with respect to the beneficial ownership of the Company’s common stock by each director and nominee for director, for each of the named executive officers identified in the “Compensation Discussion and Analysis” herein and by all directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership(1)(2)(3)		Percent of Class(4)
Thomas W. Florsheim 333 W. Estabrook Blvd., Glendale, WI 53212	1,709,278		15.04%
Thomas W. Florsheim, Jr. 333 W. Estabrook Blvd., Glendale, WI 53212	1,549,626	(5)(6)	13.49%
John W. Florsheim 333 W. Estabrook Blvd., Glendale, WI 53212	764,505		6.65%
John F. Wittkowske	190,474		1.65%
Peter S. Grossman	58,775		*
Robert Feitler	237,020		2.09%
Frederick P. Stratton, Jr.	160,420		1.41%
Cory L. Nettles	7,520		*
Tina Chang	3,520		*
All Directors and Executive Officers as a Group (9 persons including the above-named)	4,681,138		39.52%

*	Less than 1%.

Notes:

(1)	Includes the following unissued shares deemed to be “beneficially owned” under Rule13d-3 which may be acquired upon the exercise of outstanding stock options within 60 days of the record date: Thomas W. Florsheim — 7,500, Thomas W. Florsheim, Jr. — 131,640; John W. Florsheim — 131,640; John F. Wittkowske — 161,249; Peter S. Grossman — 35,750; Robert Feitler — 7,500; Frederick P. Stratton, Jr. — 7,500; Cory L. Nettles — 3,000; and All Directors and Executive Officers as a Group — 485,779.
(2)	Includes the following shares of restricted stock deemed to be “beneficially owned” under Rule 13d-3 as holders are entitled to voting rights: Thomas W. Florsheim — 2,270; Thomas W. Florsheim, Jr. — 2,100; John W. Florsheim — 2,100; John F. Wittkowske — 2,100; Peter S. Grossman — 1,050; Robert Feitler — 2,270; Frederick P. Stratton, Jr. — 2,270; Cory L. Nettles — 2,270; Tina Chang — 2,270; and All Directors and Executive Officers as a Group — 18,700.
(3)	The specified persons have sole voting power and sole dispositive power as to all shares indicated above, except for the following shares as to which voting and/or dispositive power is shared:

Thomas W. Florsheim	1,699,508
Thomas W. Florsheim, Jr.	234,410
John W. Florsheim	291,310
Peter S. Grossman	21,975
All Directors and Executive Officers as a Group	2,247,203
(4)	Calculated on the basis of outstanding shares on the record date plus shares which can be acquired upon the exercise of outstanding stock options within 60 days of the record date, by the person or group involved in accordance with Rule 13d-3.
(5)	These shares include 352,221 shares which he owns as sole trustee of a trust created for Thomas W. Florsheim (his father).
(6)	These shares include 352,221 shares which he owns as sole trustee of a trust created for Nancy P. Florsheim (his mother).

The following table sets forth information, as of December 31, 2010, with respect to the beneficial ownership of the Company’s common stock by those persons, other than those reflected in the above table, known to the Company to own beneficially more than five percent (5%) of the common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
(1) Royce & Associates, LLC 745 Fifth Avenue New York, New York 10151	1,030,092	9.1%

Note:

(1)	According to the Schedule 13G statement filed as a group by Royce & Associates, LLC in January 2011, Royce & Associates, LLC has sole voting and dispositive power with respect to 1,030,092 shares of common stock of the Company.

ITEMS TO BE VOTED ON

Proposal One: Election of Directors

At the annual meeting, two directors will be elected for terms expiring in 2014. The Corporate Governance and Compensation Committee has recommended, and the Board of Directors has nominated, the following nominees for election: Thomas W. Florsheim, Jr., and Robert Feitler, both of whom are current directors of the Company.

A majority of the votes entitled to be cast by outstanding shares of common stock, represented in person or by proxy, will constitute a quorum at the annual meeting.

Directors are elected by a plurality of the votes cast by the holders of the Company’s common stock at a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a comparatively larger number of votes. Votes “against” a candidate are not given legal effect and are not counted as votes cast in an election of directors. Votes will be tabulated by an inspector at the meeting.

If any of the nominees should decline or be unable to act as a director, which eventuality is not foreseen, the proxies will be voted with discretionary authority by the persons named to vote in the proxy for a substitute nominee designated by the Board of Directors.

Thomas W. Florsheim, Jr. and John W. Florsheim are brothers, and their father is Thomas W. Florsheim. There are no other family relationships between any of the Company’s directors and executive officers.

The Board recommends that you vote “FOR” the election
of Thomas W. Florsheim, Jr., and Robert Feitler.

Information regarding the nominees and the directors whose terms continue, including the particular skills, qualifications and other attributes that the Company believes qualify each of its nominees and continuing directors to serve on the Board, is set forth below. For additional information regarding the criteria to evaluate Board memberships, see “Board Information — Nomination of Director Candidates” below.

Nominees for Term Expiring 2014

Thomas W. Florsheim, Jr., Age 53, Director since 1996
Chairman of the Board since 2002

Mr. Florsheim has served as Chairman and Chief Executive Officer of the Company since 2002. Prior to that, Mr. Florsheim was President and Chief Executive Officer of the Company from 1999 to 2002, President and Chief Operating Officer of the Company from 1996 to 1999, and Vice President of the Company from 1988 to 1996.

Mr. Florsheim has worked at the Company for more than 25 years. Prior to becoming an executive of the Company, he held various managerial positions, including managing the retail division and subsequently the purchasing department. Mr. Florsheim’s day-to-day leadership and intimate knowledge of the Company’s business and operations provide the Board with industry-specific experience and expertise.

Robert Feitler, Age 80, Director since 1964
Chairman of Executive Committee and Corporate Governance and
Compensation Committee
Member of Audit Committee

Mr. Feitler has served as a Director of Strattec Security Corp. since 1995, and as a Director of TC Manufacturing Co. since 1974. From 1968 to 1996, Mr. Feitler was President and Chief Operating Officer of the Company.

Mr. Feitler worked for the Company as its President and Chief Operating Officer for 28 years. His intimate knowledge of the Company and industry are invaluable. He continues to be an active director or trustee of many other public and private entities and he brings that experience to the Company.

Continuing Directors for Term Expiring 2013

Tina Chang, Age 39, Director since 2007
Member of Executive Committee, Audit Committee, and Corporate Governance
and Compensation Committee

Since 1996, Ms. Chang has served as Chairman of the Board and Chief Executive Officer of SysLogic, Inc. (an information systems consulting and services firm). Ms. Chang also serves as a Director and Advisor of The Private Bank — Wisconsin since 2004.

Ms. Chang brings to the Board a strong background in business, technology and process development in the information technology arena. With technology being a fluid and increasingly important component of business, Ms. Chang’s experience is invaluable to the Board. She is also strongly involved in the local business community and with charitable organizations, and brings to the Board these varied experiences.

Thomas W. Florsheim, Age 80, Director since 1964
Member of Executive Committee

Mr. Florsheim has served as Chairman Emeritus of the Company since 2002. Prior to that, Mr. Florsheim served as Chairman of the Board of the Company from 1968 to 2002, as Chief Executive Officer of the Company from 1964 to 1999, and as President of the Company from 1964 to 1968.

Mr. Florsheim brings to the Board a lifetime of experience in the shoe industry, including more than 30 years of leadership of the Company. Prior to his tenure at the Company, he was an executive at Florsheim Shoe Company. Through his more than 50 years of experience in the shoe industry, he brings significant expertise and depth of knowledge in every area of the shoe industry to the Company.

Continuing Directors for Term Expiring 2012

John W. Florsheim, Age 47, Director since 1996

Mr. Florsheim has served as President, Chief Operating Officer and Assistant Secretary of the Company since 2002. He also has served as a Director of North Shore Bank since 2008. From 1999 to 2002, Mr. Florsheim served as Executive Vice President, Chief Operating Officer and Assistant Secretary of the Company. From 1996 to 1999 he served as Executive Vice President of the Company, and from 1994 to 1996 he served as Vice President of the Company. Prior to joining the Company, Mr. Florsheim was a Brand Manager for M&M / Mars, Inc. from 1990 to 1994.

Mr. Florsheim brings to the Board over 15 years of experience in the shoe industry as well as detailed knowledge of the overall operations of the Company and expertise in the areas of sales and marketing, licensing and customer relations.

Frederick P. Stratton, Jr., Age 72, Director since 1976
Chairman of Audit Committee
Member of Executive Committee and Corporate Governance and
Compensation Committee

Mr. Stratton has served as Chairman Emeritus of Briggs & Stratton Corporation (a manufacturer of gasoline engines) since 2003. He has also been a Director of Baird Funds, Inc., since 2004; and Wisconsin Energy Corporation and its subsidiaries, Wisconsin Electric Power Company and Wisconsin Gas LLC, since 1987. Mr. Stratton served as Chairman of the Board of Briggs & Stratton Corporation from 1986 to 2002. From 1977 to 2001, he served as Chief Executive Officer of Briggs & Stratton Corporation. He also formerly served as a Director of Midwest Air Group, Inc. from 1988 to 2007.

Through his many years of experience as the Chief Executive Officer of Briggs & Stratton, a large multinational manufacturing company, Mr. Stratton brings extensive experience in all areas of executive management, including finance, acquisitions, relations with retailers, sales and marketing, labor relations, and international business to the Board. In addition, Mr. Stratton continues to be an active member of several corporate and non-profit Boards, and his contributions over the years to the Company’s Board have been invaluable.

Cory L. Nettles, Age 41, Director since 2005
Member of Executive Committee, Audit Committee, and Corporate Governance
and Compensation Committee

Mr. Nettles has served as Managing Director, Generation Growth Capital, Inc. (a private equity firm), since 2007. He has also been Of Counsel, Corporate Services and Government Relations, Quarles & Brady LLP (a law firm), since 2007. Mr. Nettles has also been a Director of Baird Funds, Inc. since 2008, a Director and Advisor of Baird Private Equity since 2008 and a Director and Advisor of The Private Bank — Wisconsin since 2007.

From 2005 to 2007, Mr. Nettles was a Partner, Corporate Services and Government Relations with Quarles & Brady LLP and was Secretary for the Wisconsin Department of Commerce from 2003 to 2005. He was also a Director of Midcities Venture Capital Fund from 2005 to 2007.

Mr. Nettles’ prior experience as Secretary for the Wisconsin Department of Commerce provides the Company with a unique insight into the government’s interactions with businesses. His background as an attorney provides a legal perspective to the Company’s corporate matters. Mr. Nettles is highly involved in many civic organizations and brings a depth of knowledge of the local business community to the Board.

Proposal Two: Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2011

Deloitte & Touche LLP has audited the Company’s financial statements for many years. The Audit Committee appointed them as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

The Company asks that you ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

Although not required by law to submit the appointment to a vote by shareholders, the Audit Committee and the Board believe it is appropriate, as a matter of policy, to request that the shareholders ratify the appointment of its independent registered public accounting firm for 2011.

If the appointment is not ratified, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the Company’s best interest.

The Board recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

Proposal Three: Approval of the Weyco Group, Inc. 2011 Incentive Plan

On March 3, 2011, the Corporate Governance and Compensation Committee adopted the Weyco Group, Inc. 2011 Incentive Plan (the “2011 Plan”), subject to approval of the shareholders at the 2011 annual meeting.

The purposes of the 2011 Plan are to provide a means to attract and retain talented personnel and to provide to participating directors, officers and other salaried employees long-term incentives for high levels of performance and for successful efforts to improve the financial performance of the Company. The 2011 Plan permits the grant of stock options to purchase common stock of the Company, restricted stock, restricted stock units, performance shares and cash incentive awards. For purposes of the 2011 Plan, “restricted stock” means shares of common stock which are subject to restrictions established by the Committee (as defined below). A “restricted stock unit” means an award granted to an individual to issue shares of common stock in the future if specific conditions established by the Committee are satisfied. In the case of an award of “performance shares,” the Committee sets performance goals in its discretion which, depending on the extent to which they are met over the performance period, will determine the number of performance shares ultimately paid out to the grantee in the form of shares of common stock which have a fair market value equal to the value of the earned performance shares. A “cash incentive award” means a grant agreeing to make a cash payment to an individual if specific performance goals established by the Committee are achieved.

The common stock awards under the 2011 Plan are limited to a maximum of 1,000,000 shares of common stock in the aggregate, subject to appropriate adjustments in the event the Company, among other things, declares a stock dividend, stock split, or similar change affecting the common stock. For example, if performance shares are issued with respect to 400,000 shares of common stock, then only 600,000 shares will remain available for the purpose of making other awards under the 2011 Plan. No individual may receive grants covering, in the aggregate, more than 90,000 shares in any calendar year, including options, grants of restricted stock, restricted stock units and performance shares. A copy of the 2011 Plan is annexed hereto as Appendix A. The following description of the 2011 Plan is qualified in its entirety by reference to the complete text set forth in Appendix A.

Vote Required for Plan

The 2011 Plan is being submitted to the shareholders for approval in order to satisfy applicable Securities and Exchange Commission (SEC), NASDAQ Stock Market (NASDAQ) and Internal Revenue Code (Code) requirements. Shareholder approval enables the Company to take tax deductions for awards paid to an executive officer of the Company whose annual compensation exceeds $1 million. Holders of common stock are entitled to one vote per share with respect to the approval of the 2011 Plan. Assuming a quorum is present at the Annual Meeting, the 2011 Plan will be approved if the votes at the Annual Meeting by the holders of shares of common stock entitled to vote voting for the 2011 Plan exceed those voting against it. Abstentions and broker non-votes will not affect the outcome of this proposal, except insofar as they reduce the number of shares that are voted. No options or awards have yet been granted under the 2011 Plan and the 2011 Plan will not become effective if it is not approved by shareholders.

Principal Features of the Incentive Plan

The 2011 Plan will be administered by a committee (the “Committee”) designated by the Company’s Board of Directors and constituted to permit the 2011 Plan to comply with applicable provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) and Section 162(m) of the Code. It is intended that at all times the Committee will be comprised solely of directors who are both: (i) non-employee directors, as defined in Rule 16b-3; and (ii) outside directors, as defined in Treas. Reg. 1.162-27. The Committee will initially be the Corporate Governance and Compensation Committee of the Board.

Options may be incentive stock options (“ISOs”) or non-qualified stock options (“NSOs”); provided, however, that ISOs will only be granted to individuals who are employed by the Company or a parent or a subsidiary corporation of the Company. The exercise price for any option will not be less than 100% of the fair market value of the shares on the date of grant, provided that employees owning more than 10% of the voting power of all classes of Company stock are ineligible to receive ISOs unless the exercise price is at least 110% of the fair market value on the date the option is granted and the option expires no later than five years after it is granted. The exercise price may be paid in cash or (if approved by the Committee) by surrendering to the Company shares of common stock otherwise issuable upon exercise of an option or in shares of common stock beneficially owned for at least 6 months at the time of exercise by the optionee or the optionee’s spouse or both. The fair market value on the date of an option grant of shares with respect to which ISOs are first exercisable during any calendar year will not exceed $100,000.

Each option granted under the 2011 Plan will be evidenced by a stock option agreement containing the terms and conditions required by the 2011 Plan and such other terms as the Committee may deem appropriate in each case. Each stock option agreement will state the period or periods of time within which an option may be exercised, as determined by the Committee. No option may be exercised more than ten years from the date of grant. Unless otherwise specified by the Committee, no option granted under the 2011 Plan will be transferable or assignable except by last will and testament or the laws of descent and distribution. During the optionee’s lifetime, options will be exercisable only by the optionee or by the optionee’s guardian or personal representative.

Shares of restricted stock or restricted stock units may be issued either alone or in addition to other awards granted under the 2011 Plan. The Committee determines the individuals to whom and the times at which grants of restricted stock or restricted stock units will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture or the conditions upon which shares of common stock may be granted, and any other terms and conditions of the awards. Such grants may be conditioned upon the attainment of specified performance goals or other criteria determined by the Committee, and the provisions of restricted stock awards and restricted stock unit awards need not be the same with respect to each recipient. The specified performance goals are based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: net income (pre-tax or after-tax and with adjustments as stipulated), earnings per share, return on equity, return on capital employed, return on assets, return on tangible book value, operating income, earnings before depreciation, interest, taxes and amortization (“EBDITA”), loss ratio, expense ratio, increase in stock price, total shareholder return, economic value added, and operating cash flow.

Shares of restricted stock will be subject to the terms and conditions set forth in Section 14 of the 2011 Plan. Until the applicable restrictions lapse, a grantee will not be permitted to transfer or encumber shares of restricted stock, but will have the right to vote the shares. Any cash dividends on shares of restricted stock will be accumulated by the Company and paid when and if the shares vest; provided that the Committee may elect to pay cash dividends on unvested shares currently. Any dividends payable in stock will be paid in the form of additional shares of restricted stock. A grantee of an award of restricted stock units, by contrast, will not be deemed the holder of any shares of common stock covered by the award, and will not have any rights as a shareholder with respect thereto, until the underlying shares of common stock are issued to him or her. Unless otherwise provided in the applicable restricted stock agreement, all shares still subject to restriction will be forfeited upon termination of a grantee’s employment for any reason unless the Committee determines to waive such restrictions in the event of hardship or other special circumstances of a grantee whose employment is terminated (other than for cause).

Awards of performance shares may also be made under the 2011 Plan to directors, officers and salaried employees at any time and from time to time. Each performance share has an initial value equal to the fair market value of a share of common stock on the date of grant. The Committee is authorized to set performance goals in its discretion which, depending on the extent to which they are met during a specified performance period, will determine the number of performance shares that will be paid out to grantees. After the applicable performance period has ended, the grantee is entitled to receive a payout based on the number of performance shares earned over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The payout is required to be made in a single lump sum within 45 days following the close of the performance period, in the form of shares of common stock which have an aggregate fair market value equal to the value of the earned performance shares at the close of the performance period. Performance shares may not be sold, pledged or transferred, other than by will or by the laws of descent and distribution, and may be exercised during the grantee’s lifetime only by the grantee or the grantee’s legal representative.

Cash incentive awards may be made under the 2011 Plan to officers and salaried employees at any time and from time to time. The Committee is authorized to set performance goals in its discretion which, depending on the extent to which they are met during a specified performance period, will determine the amount paid to employees. The maximum cash incentive award payable to an employee in any fiscal year may not exceed $1 million.

If the Company is dissolved or liquidated, or in the event of a merger or consolidation in which the Company is not the surviving corporation or a sale or exchange of substantially all of the assets of the Company for cash or securities of another corporation, all equity awards will be deemed fully vested, exercised and/or payable, as the case may be, and in lieu of any other transfer of shares, cash or other property, grantees will receive an amount of cash equal to the amount which would otherwise have been attained as a result of such deemed vesting, exercise and/or payment event. In the event of a change of control as defined in the 2011 Plan, all equity awards will become immediately vested.

Awards may be granted under the 2011 Plan at any time prior to the tenth anniversary of the date that the 2011 Plan is approved by the Company’s shareholders. On that date, the 2011 Plan will expire, except as to awards then outstanding, which will remain in effect until the options have been exercised, the restrictions on restricted stock have lapsed or the awards have expired or have been forfeited. No awards are expected to be granted pursuant to the 2011 Plan before the 2011 Annual Meeting of Shareholders, and no allocations have been made to any person or group of persons. The 2011 Plan may be terminated at any time by the Board of Directors except with respect to any awards then outstanding. The Board of Directors may amend the 2011 Plan from time to time, but no such amendment may impair without the grantee’s consent any previously granted award or deprive any grantee of any shares of stock acquired through the 2011 Plan, or be made without shareholder approval where such approval would be required as a condition of compliance with Rule 16b-3 under the Securities Exchange Act of 1934.

Certain Federal Income Tax Consequences of the 2011 Plan

The following is a brief summary of the Company’s understanding of the principal income tax consequences under the Code of grants or awards made under the 2011 Plan based upon the applicable provisions of the Code in effect on the date hereof.

Nonqualified Stock Options.  An optionee will not recognize taxable income at the time an NSO is granted. Upon exercise of the NSO, an optionee will recognize compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The amount of such difference will be a deductible expense to the Company for tax purposes. On a subsequent sale or exchange of shares acquired pursuant to the exercise of an NSO, the optionee will recognize a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis will, in general, be the amount paid for the shares plus the amount treated as compensation income at the time the shares were acquired pursuant to the exercise of the option.

When the NSO exercise price is paid in delivered stock, the exercise is treated as: (a) a tax-free exchange of the shares of delivered stock (without recognition of any taxable gain with respect thereto) for a like number of new shares (with such new shares having the same basis and holding period as the old); and (b) an issuance of a number of additional shares having a fair market value equal to the “spread” between the exercise price and the fair market value of the shares for which the NSO is exercised. The optionee’s basis in the additional shares will equal the amount of compensation income recognized upon exercise of the NSO and the holding period for such shares will begin on the day the optionee acquires them. This mode of payment does not affect the ordinary income tax liability incurred upon exercise of the NSO described above.

Incentive Stock Options.  An optionee will not recognize taxable income at the time an ISO is granted. Further, an optionee will not recognize taxable income upon exercise of an ISO if the optionee complies with two separate holding periods: shares acquired upon exercise of an ISO must be held for at least two years after the date of grant and for at least one year after the date of exercise. However, the difference between the exercise price and the fair market value of the stock at the date of exercise will constitute an item includible in alternative minimum taxable income, and thereby may subject the optionee to the alternative minimum tax. When the shares of stock received pursuant to the exercise of an ISO are sold or otherwise disposed of in a taxable transaction, the optionee will recognize a capital gain or loss, measured by the difference between the exercise price and the amount realized.

Ordinarily, an employer granting ISOs will not be allowed any business expense deduction with respect to stock issued upon exercise of an ISO. However, if all of the requirements for an ISO are met except for the holding period rules set forth above, the optionee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as long-term or short-term capital gain, depending upon the holding period of the shares. (If the amount realized upon such disposition is less than the exercise price, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.) The Company will be allowed a corresponding business expense deduction to the extent of the amount of the optionee’s ordinary income.

Restricted Stock.  A grantee receiving a restricted stock award will generally recognize ordinary income in an amount equal to the fair market value of the stock at the time the stock is no longer subject to forfeiture. While the restrictions are in effect, the grantee will recognize compensation income equal to the amount of any dividends received and the Company will be allowed a deduction for that amount. A grantee may elect, under Section 83(b) of the Code, within 30 days of the stock grant to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares (determined without regard to the restrictions) on such date over the amount, if any, paid for such shares. The Company will generally be entitled to a deduction equal to the amount that is taxable as ordinary income to the grantee in the year that such income is taxable.

The holding period to determine whether the grantee has long-term or short-term capital gain or loss on a subsequent sale of the stock generally begins when the restriction period expires and the tax basis for such shares will generally be based on the fair market value of the shares on such date. However, if the grantee has made an election under Section 83(b), the holding period will commence on the date of grant and the tax basis will be equal to the fair market value of shares on such date (determined without regard to the restrictions).

Restricted Stock Units and Performance Shares.  An individual who has been granted restricted stock units or performance shares will not recognize taxable income until the applicable award cycle expires and the individual is in receipt of the stock distributed in payment of the award, at which time such individual will realize compensation income equal to the full fair market value of the shares delivered. The Company is generally entitled to an income tax deduction for any compensation income taxed to the grantee.

Cash Incentive Awards.  An individual who receives a cash incentive award will recognize ordinary income equal to the amount of cash paid, and the Company will be entitled to a corresponding deduction in the same amount and at the same time.

The Board recommends that you vote “FOR” the approval of
the Weyco Group, Inc. 2011 Incentive Plan.

Proposal Four: Advisory Vote on the Compensation of the Company’s Named Executive Officers

Under an amendment to the Securities Exchange Act of 1934 recently adopted by Congress as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company seeks your advisory vote on the compensation of its named executive officers. The compensation is to be approved pursuant to the following resolution: “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.” The Company discloses that information under the heading “Compensation Discussion and Analysis and Executive Compensation” herein. Since this requirement has only recently become effective, the Company has not yet held such a vote; one is therefore being solicited at the Annual Meeting. See also “Proposal Five: Advisory Vote on the Frequency of Executive Compensation Votes” below regarding a separate vote on how frequently such advisory votes will be held in the future. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board and the Corporate Governance and Compensation Committee value the opinions of the Company’s shareholders and will consider the outcome of the vote when making future compensation decisions for its named executive officers.

As described more fully in the “Compensation Discussion and Analysis and Executive Compensation” section of this Proxy Statement, the Company’s executive compensation program is designed to provide a fair and competitive compensation package to each of its executive officers without encouraging unnecessary risk-taking. The Board urges you to read the above mentioned section of this Proxy Statement. At the core of the Company’s executive compensation program is a balance between short-term and longer-term compensation opportunities to ensure that the Company meets short-term objectives while continuing to produce value for its shareholders over the long-term. The Company believes its compensation for named executive officers is conservative yet is designed to promote a compensation program to attract, motivate and retain key executives. Highlights of the Company’s compensation for its named executive officers include the following:

•	The Company monitors its executive compensation programs with other shoe companies and other Wisconsin companies of similar size, to ensure that its compensation programs are within the norm of a range of market practices.
•	The “total maximum compensation” for the Company’s named executive officers is modest compared to other companies that the Company considers relevant when setting executive compensation, which companies include other shoe companies and other Wisconsin area companies of similar size. “Total maximum compensation” consists of an executive’s annual base salary, the maximum annual performance-based cash bonus and the long-term stock-based awards.
•	Approximately 30 – 50% of the “total maximum compensation” for the Company’s named executive officers is at-risk. The maximum annual performance-based cash bonus is based solely on the achievement of financial goals set by the Corporate Governance and Compensation Committee and the long-term stock-based awards, subject to time-based vesting requirements, are tied to the Company’s long-term performance of its stock. The Company believes the long-term awards ensure that a significant portion of the executive’s compensation is aligned with the interests of shareholders and encourages officer retention.

The Company believes its compensation for named executive officers is appropriately tied to the achievement of the Company’s business goals and the success of its shareholders. If the value to the Company’s shareholders declines, so does the compensation to its named executive officers.

The Board recommends that you vote “FOR” the approval of
the compensation of the Company’s named executive officers.

Assuming a quorum is present at the Annual Meeting, this non-binding advisory vote approving the compensation of the Company’s named executive officers will be approved if the votes at the Annual Meeting by the holders of shares of common stock entitled to vote voting for this proposal exceed those voting against it. Abstentions and broker nonvotes will not affect the outcome of this proposal, except insofar as they reduce the number of shares that are voted.

Proposal Five: Advisory Vote on the Frequency of Executive Compensation Votes

Also under the Dodd-Frank Act, the Company seeks your advisory vote with regard to the frequency of future shareholder advisory votes on the compensation of its named executive officers. When voting on this proposal, you have four choices: you may elect that the Company hold an advisory vote on executive compensation every three years, every two years, or every year, or you may abstain from voting. A shareholder advisory vote is not binding, however the vote is very important to the Board, and it will consider the outcome of the vote when determining the frequency of the Company’s future shareholder advisory votes on the compensation of its named executive officers. The Company will disclose the frequency of future votes when finalized, which will be determined after the Annual Meeting within the period prescribed by the SEC.

The Company’s executive compensation program is more heavily based on its long-term shareholder value, which is more appropriately reflected with a three year timeframe. Therefore, the Board believes that providing the Company’s shareholders with an advisory vote on executive compensation every three years will encourage a long-term approach to evaluating the Company’s executive compensation policies and practices. Focusing on executive compensation over a one or two year period could focus on short-term results rather than long-term value creation, which is inconsistent with the Company’s executive compensation objectives. Moreover, a short review cycle will not allow for a meaningful evaluation of the Company’s performance against the Company’s executive compensation. With that, the Company asks that you support a frequency period of every three years for future non-binding shareholder votes on the compensation of its named executive officers.

The Board recommends that you vote for a frequency of “THREE YEARS” for future non-binding shareholder votes on the compensation of the
Company’s named executive officers.

Assuming a quorum is present, the outcome of this [non-binding] advisory vote will be determined by whichever of the choices (every three years, every two years or every one year) receives the greatest number of votes cast. If at the most recent shareholder vote a single frequency (i.e., three years, two years or one year) receives the support of a majority of the votes cast and the Company adopts a frequency that is consistent with that choice, the Company may exclude from future proxy statements any shareholder proposals that recommend a different frequency. Shares marked to indicate abstentions and broker non-votes will not affect the outcome of this proposal.

BOARD INFORMATION

Composition of the Board of Directors

The Board of Directors currently has seven members. The Bylaws of the Company provide that there shall be seven directors, divided into three staggered classes. Directors are elected to three-year terms. The number of directors may be increased or decreased from time to time by amending the applicable provision of the Bylaws, but no decrease shall have the effect of shortening the term of an incumbent director.

Meetings

The Board of Directors held four meetings during 2010. All members of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which they served. The Company’s policy is that its directors should attend the annual meeting of shareholders. All Board members attended the annual meeting of the Company’s shareholders held on May 4, 2010. In accordance with the NASDAQ rules, the Company’s independent directors have periodic meetings at which only independent directors are present.

Director Independence

Each year the Board reviews the relationships that each director has with the Company. Only those directors who the Board affirmatively determines have no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who do not have any of the categorical relationships that preclude a determination of independence under the NASDAQ listing standards, are considered to be independent directors.

In accordance with the applicable NASDAQ rules, the Board has determined that the following directors qualify as independent directors: Tina Chang, Robert Feitler, Cory L. Nettles, and Frederick P. Stratton, Jr. The Board concluded that none of these directors possessed the categorical relationships set forth in the NASDAQ standards that preclude a determination of independence, and that none of them have any other relationship that the Board believes would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The Audit Committee and the Corporate Governance and Compensation Committee are comprised solely of directors who have been determined to be independent. Because of their relationships with the Company, Messrs. Thomas W. Florsheim, Thomas W. Florsheim, Jr. and John Florsheim are not independent directors.

Board Leadership Structure and Role in Risk Oversight

The Company combines the positions of Chairman of the Board of Directors and Chief Executive Officer. The Company’s management and Board of Directors believe that the Chief Executive Officer’s direct involvement in the day-to-day operations of the Company makes him best positioned to lead Board discussions of the Company’s short- and long-term objectives and helps ensure proper oversight of the Company’s risks. Additionally, the Company’s Board structure provides oversight by its independent directors. Each of the Board’s standing committees is chaired by an independent director and both the Audit Committee and the Corporate Governance and Compensation Committee are comprised solely of directors who are independent and meet periodically without any members of management present. The Board has not appointed an independent lead director, however, the Chairman of each of the above mentioned committees typically leads the non-management sessions.

The Company’s Board of Directors plays a role in the oversight of risks that could potentially affect the Company. The Board’s Audit Committee fulfills the formal responsibility of financial risk management as disclosed in its charter, which is available on the Company’s website. The Audit Committee meets periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Corporate Governance and Compensation Committee is responsible for the evaluation of risk as it relates to compensation.

Shareholder Communications with the Board

Shareholders wishing to communicate with the Board of Directors or with a particular Board member should address communications to the Board or to a particular Board member, c/o Secretary, Weyco Group, Inc., 333 West Estabrook Boulevard, Glendale, Wisconsin 53212. All communications addressed to the Board or to a particular director or committee will be relayed to that addressee. From time to time, the Board may change the process through which shareholders communicate with the Board. Please refer to the Company’s website at www.weycogroup.com for changes in this process.

Nomination of Director Candidates

The principal functions of the Corporate Governance and Compensation Committee are: (1) to assist the Board by identifying individuals qualified to become members of the Board and its Committees, and to recommend to the Board the director nominees for the next annual meeting of shareholders; (2) to recommend to the Board the corporate governance guidelines applicable to the Company, including changes to those guidelines as appropriate from time to time; (3) to lead the Board in its periodic reviews of the Board’s performance; (4) to establish, subject to approval of the full Board, compensation arrangements for the Company’s executive officers; (5) to administer the Company’s equity incentive and other compensation plans, and approve the granting of equity awards to officers and other key employees of the Company and its subsidiaries; and (6) to communicate to shareholders regarding these policies and activities as required by the SEC and other regulatory bodies. The Corporate Governance and Compensation Committee Charter and the Guidelines and Criteria for Nomination of Director Candidates are available on the Company’s website.

In carrying out its responsibilities regarding director nominations, the Corporate Governance and Compensation Committee has established the following Guidelines and Criteria for Nomination of Director Candidates:

•	The Committee will review each candidate’s qualifications in light of the needs of the Board and the Company, considering the current mix of director attributes and other pertinent factors (specific qualities, skills and professional experience required will vary depending on the Company’s specific needs at any point in time).
•	The Committee will consider the diversity of the existing Board, so that the Board maintains a body of directors from diverse professional and personal backgrounds.
•	There will be no differences in the manner in which the Committee evaluates candidates recommended by shareholders and candidates identified from other sources.
•	Any nominee should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others.
•	Any nominee should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director.
•	Any nominee should possess substantial and significant experience which would be of value to Weyco Group in the performance of the duties of a director.
•	Any nominee should have sufficient time available to devote to the affairs of Weyco Group in order to carry out the responsibilities of a director.
•	To recommend a candidate, shareholders should write to the Corporate Governance and Compensation Committee, Weyco Group, Inc., 333 W. Estabrook Boulevard, Glendale, WI 53212, via certified mail. The written recommendation should include the candidate’s name and address, a brief biographical description and statement of qualifications of the candidate and the candidate’s signed consent to be named in the Proxy Statement and to serve as a director if elected.
•	To be considered by the Committee for nomination and inclusion in the Company’s Proxy Statement, the Committee must receive shareholder recommendations for directors no later than December 2 of the year prior to the Annual Meeting of Shareholders.

From time to time, the Board may change the process through which shareholders may recommend director candidates to the Corporate Governance and Compensation Committee. The Company has not received any shareholder recommendations for director candidates with regard to the election of directors covered by this Proxy Statement or otherwise.

Director Compensation

Directors of the Company who are not also employees of the Company or subsidiaries receive a quarterly cash retainer of $3,625. Non-employee directors are also eligible to receive equity awards. In 2010, non-employee directors received 1,000 shares of restricted stock. The following table shows director compensation for the non-employee directors for 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Thomas W. Florsheim	$14,500	$24,490	$38,990
Tina Chang	$14,500	$24,490	$38,990
Robert Feitler	$14,500	$24,490	$38,990
Cory L. Nettles	$14,500	$24,490	$38,990
Frederick P. Stratton, Jr.	$14,500	$24,490	$38,990

Notes:

(1)	This amount represents the grant date fair value of the shares of restricted stock granted on December 1, 2010, computed in accordance with Accounting Standards Codification Topic 718 (ASC 718) using the grant date fair value of the Company’s stock ($24.49) on the date of grant. See Note 16 of the Notes to Consolidated Financial Statements in the Company’s 2010 Annual Report on Form 10-K.

On December 28, 2000, Chairman Emeritus of the Board, Thomas W. Florsheim, entered into a consulting agreement with the Company under which he agreed to act as advisor to the Company in connection with the Company’s acquisition and sale of products and materials. In accordance with this agreement, Thomas W. Florsheim was paid $14,400 in 2010.

Committees

The Board of Directors has three standing committees: an executive committee (the “Executive Committee”), a corporate governance and compensation committee (the “Corporate Governance and Compensation Committee”) and an audit committee (the “Audit Committee”).

Executive Committee

The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board, except for declaring dividends, filling vacancies in the Board of Directors or committees thereof, amending the Articles of Incorporation, adopting, amending or repealing Bylaws and certain other matters as provided in the Bylaws. No meetings of the Executive Committee were held in 2010.

Corporate Governance and Compensation Committee

The Company is committed to conducting its business with the highest standards of business ethics and in accordance with all applicable laws, rules and regulations, including the rules of the SEC and of the NASDAQ on which its common stock is traded. In addition to the NASDAQ rules and applicable governmental laws and regulations, the framework for the Company’s corporate governance is provided by: (a) the Company’s Articles of Incorporation and Bylaws; (b) the charters of its board committees; and (c) the Company’s Code of Business Ethics.

The Corporate Governance and Compensation Committee is responsible for various matters related to corporate and board governance including, among others, director nominations. See “Nomination of Director Candidates” above for additional information regarding the committee’s responsibilities.

The Corporate Governance and Compensation Committee also establishes compensation arrangements for senior management and administers the granting of stock-based awards to officers and other key employees of the Company and its subsidiaries. Two meetings of the Corporate Governance and Compensation Committee were held in 2010. The charter of the Corporate Governance and Compensation Committee is available on the Company’s website.

Corporate Governance and Compensation Committee Interlocks and Insider Participation

None of the members of the Board of Directors who served on the Corporate Governance and Compensation Committee during 2010 were an officer or employee of the Company. No executive officer serves, or in the past has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other entity that has any of its executive officers serving as a member of the Company’s Board of Directors or Corporate Governance and Compensation Committee.

Code of Business Ethics

The Company’s Code of Business Ethics sets forth ethical obligations for all employees, officers and directors, including those that apply specifically to directors and executive officers, such as accounting and financial reporting matters. Any waiver of the Code of Business Ethics requires approval of the Board of Directors or of a committee of the Board. The Company’s Code of Business Ethics is available on the Company’s website. If any substantive amendment is made to the Code, the nature of the amendment will be disclosed on the Company’s website or in a current report on Form 8-K. In addition, if a waiver from the Code is granted to an executive officer or director, the nature of the waiver will be disclosed in a current report on Form 8-K.

Audit Committee

The Audit Committee of the Board of Directors is responsible for providing independent oversight of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements. The Board of Directors adopted and approved a formal written charter for the Audit Committee in 2000 and amended that charter in March 2004. A copy of the charter of the Audit Committee is available on the Company’s website. The Board of Directors has determined that each of the members of the Audit Committee (Frederick P. Stratton, Jr., Tina Chang, Robert Feitler, and Cory L. Nettles) is “independent,” as defined in the current listing standards of the NASDAQ and the SEC rules relating to audit committees. This means that, except in their roles as members of the Board of Directors and its committees, they are not “affiliates” of the Company, they receive no consulting, advisory or other compensatory fees directly or indirectly from the Company, they have no other relationships with the Company that may interfere with the exercise of their independence from management and the Company, and they have not participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years. In addition, the Board of Directors has determined that each Audit Committee member satisfies the financial literacy requirements of NASDAQ and that Robert Feitler and Frederick P. Stratton, Jr. qualify as “audit committee financial experts” within the meaning of applicable rules of the SEC.

Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the Company’s audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also discussed and reviewed with the independent registered public accounting firm all communications required under generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (PCAOB), including the matters required to be discussed with the Committee under PCAOB standard AU 380, Communication With Audit Committees, and SEC Rule 2-07 of Regulation S-X.

In addition, the Committee discussed with the independent registered public accounting firm their independence from management and the Company and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plan for their audit. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held four meetings during 2010.

Pre-Approval Policy

Consistent with the rules of the SEC regarding the independent registered public accounting firm’s independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the following provision is included in the Audit Committee’s charter: “The Audit Committee shall . . . approve in advance the audit and permitted non-audit services to be provided by, and the fees to be paid to, the independent auditor, subject to the de minimus exceptions to pre-approval permitted by the rules of the SEC and NASDAQ for non-audit services.” No fees were paid to the independent registered public accounting firm pursuant to the “de minimus” exception to the foregoing pre-approval policy.

Report of Audit Committee

In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following (among other things):

•	reviewed and discussed the audited financial statements for the year ended December 31, 2010 with the Company’s management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm;
•	discussed with Deloitte & Touche LLP those matters required to be discussed under generally accepted auditing standards and the standards of the PCAOB; and
•	received the written disclosure and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Frederick P. Stratton, Jr., Chairman
Tina Chang
Robert Feitler
Cory L. Nettles

Audit and Non-Audit Fees

The Audit Committee also reviewed the fees and scope of services provided to the Company by Deloitte & Touche LLP, independent registered public accounting firm, for the years ended December 31, 2010 and December 31, 2009. Fees billed to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte Entities”) for the years ended December 31, 2010 and 2009 are reflected in the following table.

	2010	2009
Audit Fees(a)	$247,850	$229,250
Audit-Related Fees(b)	—	24,600
Tax Fees(c)	36,400	7,200
All Other Fees	—	—
Total	$284,250	$261,050

(a)	Audit fees consisted of fees for professional services for the audit of the Company’s financial statements, review of financial statements included in the Company’s Form 10-Q filings and services that are normally provided in connection with statutory or regulatory filings or engagements. These fees also include the audit of the Company’s internal controls in accordance with Section 404 of the Sarbanes Oxley Act of 2002.
(b)	Audit-related fees in 2009 consisted of the internal control review work associated with the Company’s majority-owned subsidiary in Australia, which was acquired in 2009.
(c)	Tax fees consisted of fees for professional services performed with respect to tax compliance, tax advice and tax planning. The increase in 2010 relates to tax services received by the Company’s majority-owned subsidiary in Australia.

There were no other fees billed by Deloitte & Touche LLP for services rendered to the Company, other than the services described above in 2010 and 2009.

COMPENSATION DISCUSSION AND ANALYSIS AND
EXECUTIVE COMPENSATION

Report of Corporate Governance and Compensation Committee on Executive Compensation

In connection with its function to assist the Board of Directors in fulfilling its responsibilities to assure that the executive officers of the Company are compensated in a manner consistent with the compensation strategy of the Company, internal equity considerations, competitive practice, and the requirements of applicable tax and regulatory bodies, the Corporate Governance and Compensation Committee has (among other things) reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based on that review and discussion, the Corporate Governance and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K and included in this Proxy Statement.

Robert Feitler, Chairman
Tina Chang
Cory L. Nettles
Frederick P. Stratton, Jr.

Compensation Discussion and Analysis

The Corporate Governance and Compensation Committee (the Committee) establishes compensation arrangements for senior management and administers the granting of stock-based awards to officers and other key employees of the Company. The Committee is composed entirely of independent, non-employee members of the Board of Directors and has the authority to utilize consultants and advisors as it may deem appropriate. The Committee reports to the Board of Directors on its actions and recommendations and periodically meets in executive session without members of management or management directors present.

The expertise and knowledge of each executive officer is vital to the success of the Company. Although the substantial stock ownership by the Florsheim family gives them additional incentives to help the Company succeed, the Company believes that a fair and competitive executive compensation program is essential to attract and retain other key executives and is in the Company’s long-term best interests. A key objective of the Company’s executive compensation program is to provide a fair and competitive compensation package to each of its executive officers without encouraging unnecessary risk-taking. Historically, the Company’s finance department has provided a comparative analysis of executive officer compensation to assist the Committee in making its executive compensation decisions. The analysis compares the Company’s compensation practices both to other shoe companies and to other Wisconsin area companies of similar size. Outside consultants have been used sparingly or not at all.

The Committee intends to consider the results of advisory “say-on-pay” shareholder votes in the future when making compensation decisions. The Committee has not yet had occasion to do so, as the vote at this year’s Annual Meeting will be the Company’s first advisory say-on-pay vote.

The primary elements of the Company’s compensation program are: (1) an annual base salary; (2) an annual performance-based cash bonus; (3) discretionary long-term stock-based awards, subject to time-based vesting requirements; and (4) pension benefits. The combination of these compensation elements is designed to provide executives competitive compensation that maintains a balance between cash and stock compensation tied to the performance of the Company and long-term shareholder value. To reinforce the importance of balancing long-term and short-term perspectives, the Company’s executives are provided with both (1) annual incentives, of which a portion is at-risk based on achievement of the Company’s annual financial goals and objectives and (2) time-based long-term incentives which are intended to align the interests of executives with the interests of shareholders and encourage officer retention.

Base salaries are set at levels that are competitive with similar positions at other comparable companies and historically have increased modestly year-over-year. Larger increases or decreases in an executive’s annual base salary would be considered if functional responsibilities changed substantially.

The annual cash bonus is principally designed to reward the achievement of Company-wide financial goals established by the Committee, as well as the individual performance of each executive officer throughout the year. The Company has historically set financial goals based on the results achieved in the prior year. For the years 2010, 2009 and 2008, the potential for an annual cash bonus for Mr. Thomas Florsheim, Jr., Mr. John Florsheim and Mr. Wittkowske was based solely on the achievement of Company-wide financial goals set by the Committee. Specifically for 2010, a bonus was to be paid only upon the Company achieving an increase in net earnings over net earnings in 2009. A maximum bonus equal to 45%, 45% and 40% of the annual base salary for Mr. Thomas Florsheim Jr., Mr. John Florsheim and Mr. Wittkowske, respectively would have been paid had net earnings increased 10% over net earnings in 2009. The bonus was to be pro-rated for increases in net earnings between 0 and 10%. See the table titled “Grants of Plan-Based Awards For 2010” for the estimated possible payouts for the non-equity incentive plan awards for 2010. The Company’s net earnings in 2010 increased 6.6% over the prior year’s net earnings and, accordingly, Mr. Tom Florsheim, Jr., Mr. John Florsheim and Mr. Wittkowske earned approximately 66% of their maximum bonuses in 2010. In 2009 and 2008, the minimum level of net earnings was not achieved and, accordingly, no bonuses were earned by these executives in those years. See the table titled “Summary Compensation Table” below for the non-equity incentive plan compensation payouts in 2010, 2009 and 2008.

The annual cash bonus for Mr. Grossman has two parts: 60% is based upon the achievement of a pre-determined level of gross margin dollars for his functional division, and the other 40% is awarded at the Committee’s discretion based on his individual performance and the performance of the retail division, for which he is also responsible. The portion of his 2010 bonus relating to gross margin dollars for his functional division allowed for a minimum bonus if 94% of the prior year gross margin dollar level was met and a maximum bonus (equal to 35% of Mr. Grossman’s annual base salary) if the gross margin dollar level increased 6% over the prior year’s level. See the table titled “Grants of Plan-Based Awards For 2010,” for the estimated possible payouts for 2010 for the non-equity incentive plan awards. For 2010, Mr. Grossman was awarded 31.7% of his maximum eligible bonus. Specifically, he earned 47% of the maximum eligible bonus related to the gross margin dollars of his functional division. He was also awarded 50% of his maximum discretionary bonus based on his individual performance, but he did not earn a bonus relating to the performance of the retail division in 2010. For 2009 and 2008, Mr. Grossman was awarded 32% and 33%, respectively, of his maximum eligible bonus, all of which was related to the gross margin dollars of his functional division. Specifically, in 2009 and 2008, Mr. Grossman earned 53% and 56%, respectively, of the maximum eligible bonus related to the gross margin dollars of his functional division. No discretionary bonus was awarded to Mr. Grossman in 2009 or 2008.

The Committee believes that long-term stock-based awards provide performance incentives that encourage long-term growth in value for public shareholders. Accordingly, discretionary long-term stock-based awards are also an integral part of the Company’s executive compensation program (see Long-Term Incentive Plan Award Policy below).

The Company has no formal policy for allocating executive compensation between cash and non-cash or between annual and long-term compensation. Historically, the long-term component of the Company’s executive compensation has been non-cash and has been approximately 20 – 40% of total compensation; and the Company expects that approximate level to continue going forward.

Long-Term Incentive Plan Award Policy

The Company believes that participation in a long-term incentive program encourages a perspective of ownership with an equity stake in the Company. The Company also believes that participation in a long-term incentive program should increase with higher levels of responsibility, as individuals in leadership roles have the greatest influence on the Company’s strategic direction and results over time. In 2006, the Company established a policy of granting restricted stock and/or stock option awards annually each year on or about December 1. On December 1, 2010, shares of restricted stock and/or stock options were awarded to executive officers, non-executive officers and the Board of Directors of the Company. The Company also granted stock option awards to other key employees on December 1, 2010. The stock options were granted at the fair market value on the date of grant, which is defined in the 2005 Equity Incentive Plan as the average of the high and low trade prices on the grant date. The restricted stock and stock options awarded in 2010 vest ratably over four years on the anniversary of the grant date.

These awards were granted on the date the Board of Directors approved them. The stock options granted in 2010 expire in five years. Company “insiders,” as defined by the Company, are restricted from selling their shares during four black-out periods surrounding each quarter end.

Risk Management and Compensation

The Company has designed its compensation programs for executive officers and all other employees to not encourage or promote excessive risk-taking. Additionally, the Company’s compensation packages for senior management, executive officers and other key employees include long-term compensation awards which aim to reward performance over the longer term. Therefore, the Company believes that the risks, if any, arising from its compensation policies are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following table sets forth total compensation of the Chief Executive Officer, the Chief Financial Officer and the other two executive officers of the Company for the years ended December 31, 2010, 2009 and 2008. The Company had only four executive officers throughout 2010, 2009 and 2008.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value ($)(8)	All Other Compensation ($)		Total ($)
Thomas W. Florsheim, Jr. Chairman and Chief Executive Officer	2010	$550,000	$0		$149,100	(2)	$163,600	(5)	$1,485,959	$22,691	(9)	$2,371,350
	2009	$550,000	$0		$144,300	(3)	$0	(6)	$430,742	$18,018	(9)	$1,143,060
	2008	$550,000	$76,328	(1)	$60,450	(4)	$0	(6)	$630,419	$19,479	(9)	$1,336,676
John W. Florsheim President, Chief Operating Officer and Assistant Secretary	2010	$525,000	$0		$149,100	(2)	$156,200	(5)	$840,841	$15,472	(10)	$1,686,613
	2009	$525,000	$0		$144,300	(3)	$0	(6)	$277,538	$12,602	(10)	$959,440
	2008	$525,000	$76,328	(1)	$60,450	(4)	$0	(6)	$322,832	$13,826	(10)	$998,436
Peter S. Grossman Senior Vice President, President, Nunn Bush Brand and Retail Division	2010	$320,000	$0		$54,670	(2)	$35,500	(7)	$41,458	$9,627	(11)	$461,255
	2009	$320,000	$0		$52,910	(3)	$36,000	(7)	$39,957	$9,381	(11)	$458,248
	2008	$320,000	$38,164	(1)	$27,900	(4)	$37,500	(7)	$634,281	$9,544	(11)	$1,067,389
John F. Wittkowske Senior Vice President, Chief Financial Officer and Secretary	2010	$324,000	$0		$149,100	(2)	$85,700	(5)	$899,112	$18,985	(10)	$1,476,897
	2009	$324,000	$0		$144,300	(3)	$0	(6)	$370,372	$14,758	(10)	$853,430
	2008	$324,000	$76,328	(1)	$60,450	(4)	$0	(6)	$603,128	$13,207	(10)	$1,077,113

Notes:

(1)	This amount represents the grant date fair value of the shares of restricted stock granted on December 1, 2008 computed in accordance with ASC 718, using the grant date fair value of the Company’s stock ($27.26) on the date of grant.
(2)	This amount represents the grant date fair value of the stock option awards granted on December 1, 2010 using the fair value of $4.97 per option computed in accordance with ASC 718, as calculated under the Black-Scholes option pricing model as described in Note 16 to the Consolidated Financial Statements in the Company’s 2010 Annual Report on Form 10-K.
(3)	This amount represents the grant date fair value of the stock option awards granted on December 1, 2009 using the fair value of $4.81 per option computed in accordance with ASC 718, as calculated under the Black-Scholes option pricing model as described in Note 16 to the Consolidated Financial Statements in the Company’s 2010 Annual Report on Form 10-K.
(4)	This amount represents the grant date fair value of the stock option awards granted on December 1, 2008 using the fair value of $4.65 per option computed in accordance with ASC 718, as calculated under the Black-Scholes option pricing model as described in Note 16 to the Consolidated Financial Statements in the Company’s 2010 Annual Report on Form 10-K.

(5)	These amounts reflect cash awards related to the achievement of Company-wide financial goals in 2010 established by the Committee. A more detailed description of the non-equity incentive plan awards is provided under “Compensation Discussion and Analysis.” These amounts were paid after the Company’s fiscal year end (December 31). For the estimated payouts for these awards in 2010, see the “Grants of Plan-Based Awards for 2010” table.
(6)	In 2009 and 2008, the threshold net earnings level was not met, therefore no cash awards under the non-equity incentive plan was earned.
(7)	These amounts represent cash awards earned by Mr. Grossman in accordance with his non-equity incentive plan. A more detailed description of the non-equity incentive plan awards is provided under “Compensation Discussion and Analysis.” These amounts were paid after the Company’s fiscal year end (December 31). For estimated possible payouts under the non-equity incentive plan awards in 2010, see the “Grants of Plan-Based Awards for 2010” table below.
(8)	The change in pension value represents the aggregate change in the value of the benefits earned under all of the Company’s defined benefit plans. See “Pension Benefits” below for a more in-depth discussion of the plans.
(9)	All other compensation relates to the use of an automobile, life insurance premiums, 401(K) match contributions, dividends on restricted stock and personal services.
(10)	All other compensation relates to the use of an automobile, life insurance premiums, 401(K) match contributions and dividends on restricted stock.
(11)	All other compensation relates to life insurance premiums, 401(K) match contributions and dividends on restricted stock.

Grants of Plan-Based Awards For 2010

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Awards (#)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(4)	Aggregate Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)		Maximum ($)
Thomas W. Florsheim, Jr.	12/1/2010	$1 (1)	$123,750	(1)(2)	$247,500	(1)	—	30,000	$24.49	$149,100
John W. Florsheim	12/1/2010	$1 (1)	$118,125	(1)(2)	$236,250	(1)	—	30,000	$24.49	$149,100
Peter S. Grossman	12/1/2010	$1 (3)	$44,400	(3)	$112,000	(3)	—	11,000	$24.49	$54,670
John F. Wittkowske	12/1/2010	$1 (1)	$64,800	(1)(2)	$129,600	(1)	—	30,000	$24.49	$149,100

Notes:

(1)	These awards were authorized by the Committee and relate to the achievement of Company-wide financial goals established by the Committee. A more detailed description of these awards is provided under “Compensation Discussion and Analysis.”
(2)	Threshold and maximum performance levels are specified for award purposes, but no target is specified. The amount shown in the “target” column is the amount that would have been earned for 2010 had net earnings increased 5% over net earnings in 2009.
(3)	These awards were authorized by the Committee, of which 60% is based upon the achievement of a pre-determined level of gross margin dollars for Mr. Grossman’s functional division and 40% is based upon his individual performance and the performance of the retail division, for which he is also responsible. A more detailed description of these awards is provided under “Compensation Discussion and Analysis” above.
(4)	The named executive officers were granted stock options on December 1, 2010. The options were granted at $24.49 per option, the fair market value of the Company’s stock, which is the average of the high and low trade prices on the grant date. The options vest ratably over four years.
(5)	This amount represents the grant date fair value of the stock option awards granted on December 1, 2010 using the fair value of $4.97 per option computed in accordance with ASC 718 as calculated under the Black-Scholes option pricing model as described in Note 16 to the Consolidated Financial Statements in the Company’s 2010 Annual Report on Form 10-K.

Outstanding Equity Awards At December 31, 2010

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Thomas W. Florsheim, Jr.	9/7/01	25,896		$7.84	09/7/11
	7/22/02	29,948		$12.04	07/22/12
	5/19/03	32,088		$16.79	05/19/13
	4/26/05	19,958		$18.03	04/26/15
	11/30/07	2,490	830	$30.12	11/30/12
	11/30/07	7,260	2,420	$27.38	11/30/12	700	$17,143
	12/1/08	6,500	6,500	$30.67	12/1/13	1,400	$34,286
	12/1/09	7,500	22,500	$23.09	12/1/14
	12/1/10		30,000	$24.49	12/1/15
John W. Florsheim	9/7/01	25,896		$7.84	09/07/11
	7/22/02	29,948		$12.04	07/22/12
	5/19/03	32,088		$16.79	05/19/13
	4/26/05	19,958		$18.03	04/26/15
	11/30/07	2,490	830	$30.12	11/30/12
	11/30/07	7,260	2,420	$27.38	11/30/12	700	$17,143
	12/1/08	6,500	6,500	$30.67	12/1/13	1,400	$34,286
	12/1/09	7,500	22,500	$23.09	12/1/14
	12/1/10		30,000	$24.49	12/1/15
Peter S. Grossman	5/19/03	13,000		$16.79	05/19/13
	4/26/05	12,500		$18.03	04/26/15
	11/30/07	4,500	1,500	$27.38	11/30/12	350	$8,572
	12/1/08	3,000	3,000	$30.67	12/1/13	700	$17,143
	12/1/09	2,750	8,250	$23.09	12/1/14
	12/1/10		11,000	$24.49	12/1/15
John F. Wittkowske	9/7/01	37,500		$7.84	09/07/11
	7/22/02	37,500		$12.04	07/22/12
	5/19/03	37,500		$16.79	05/19/13
	4/26/05	25,000		$18.03	04/26/15
	11/30/07	9,750	3,250	$27.38	11/30/12	700	$17,143
	12/1/08	6,500	6,500	$30.67	12/1/13	1,400	$34,286
	12/1/09	7,499	22,501	$23.09	12/1/14
	12/1/10		30,000	$24.49	12/1/15

Notes:

(1)	These option awards were granted on the respective grant date and vest ratably over four years on the respective anniversary dates.
(2)	These stock awards were granted on the respective grant date and vest ratably over four years on the respective anniversary dates.
(3)	Amounts are calculated using the market value of the Company’s stock on December 31, 2010 of $24.49 multiplied by the number of non-vested restricted shares outstanding.

Option Exercises and Stock Vested in 2010

The following table provides information related to stock options exercised by and restricted stock vested to the named executive officers during 2010. The Company first granted shares of restricted stock on December 1, 2006. The shares of restricted stock vest ratably over four years and, accordingly, 25% of the restricted stock granted in 2006, 2007, 2008 and 2009 vested in 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)(2)
Thomas W. Florsheim, Jr.	24,348	$324,863	3,075	$75,307
John W. Florsheim	24,348	$324,863	3,075	$75,307
Peter S. Grossman	—	$0	1,500	$36,735
John F. Wittkowske	—	$0	3,075	$75,307

Notes:

(1)	The value realized on exercise is calculated based on the difference between the option exercise price and the market value of the Company’s stock on the date of exercise multiplied by the number of shares exercised.
(2)	The value realized upon vesting is calculated based on the number of shares of restricted stock multiplied by the market value of the Company’s stock on the vesting date.

Pension Benefits

The Company maintains a defined benefit pension plan for various employees of the Company, including salaried employees. The Company also maintains an unfunded supplemental pension plan for key executives so they may receive pension benefits which they would otherwise be prevented from receiving as a result of certain limitations of the Internal Revenue Code. Retirement benefits are provided based on employees’ years of credited service and average earnings or stated amounts for years of service. The plans provide for normal retirement at age 65 and provide for reduced benefits for early retirement beginning at age 55. Pension benefits are payable under a variety of options, to be selected by the retiree and are calculated under a formula which is integrated with Social Security, although the amounts determined under the formula are not reduced by Social Security benefits. The normal retirement benefit is based on (i) the highest average earnings for any 5 consecutive years during the 10 calendar years ending with the year of retirement, (ii) length of service up to 25 years and (iii) the highest average covered compensation for Social Security purposes. Earnings covered by the plan are generally defined as wages for purposes of federal income tax withholding and, therefore, include the value realized upon the exercise of non-qualified stock options and other minor items in addition to those included in the above Summary Compensation Table as “Salary.”

The foregoing describes the general formula under the defined benefit plan and related excess benefits plan as revised in 1997. Those salaried employees who were covered in the plans on January 1, 1989 and all executive officers who are Senior Vice Presidents or above are provided with the higher of the benefits described above or a minimum benefit based on a prior formula through the defined benefit plan, the unfunded excess benefits plan described above and an unfunded deferred compensation plan. The normal retirement benefit under the prior formula is based on the highest average earnings for any 5 consecutive years during the 10 calendar years preceding retirement and length of service up to 25 years. The normal retirement benefit for executive officers who are Senior Vice Presidents or above is based on the highest average earnings for any 5 years during the 20 calendar years preceding retirement and length of service up to 25 years. There is no early retirement reduction if an executive officer retires at age 59 with at least 25 years of credited service. Minimum benefit amounts are not subject to any deduction for Social Security benefits. Under the excess benefits plan, upon a change in control, a lump sum benefit payment shall be made to each participant.

The following table provides information related to pension benefits earned by each of the named executive officers based on their number of years of credited service as of December 31, 2010.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Thomas W. Florsheim, Jr.		25
	Qualified Pension Plan		$470,529	$0
	Deferred Compensation Plan		$405,041	$0
	Excess Benefits Plan		$3,364,690	$0
John W. Florsheim		17
	Qualified Pension Plan		$238,291	$0
	Deferred Compensation Plan		$213,756	$0
	Excess Benefits Plan		$1,585,794	$0

Peter S. Grossman		25
	Qualified Pension Plan		$1,228,546	$0
	Deferred Compensation Plan		$104,963	$0
	Excess Benefits Plan		$1,939,004	$0

John F. Wittkowske		17
	Qualified Pension Plan		$297,414	$0
	Deferred Compensation Plan		$259,563	$0
	Excess Benefits Plan		$1,902,814	$0

Notes:

(1)	The number of years of credited service is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements as of December 31, 2010. For Messrs. Thomas W. Florsheim, Jr. and Peter S. Grossman, actual years of service are 30 and 46, respectively. However, under the plans, benefits are based on a length of service up to 25 years.
(2)	The actuarial present value of each named executive officer’s accumulated benefit under the plans is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements as of December 31, 2010.

Employment Contracts and Potential Payments Upon Termination or Change of Control

The Company has entered into employment contracts with Thomas W. Florsheim, Jr. and John W. Florsheim whereby, for services to be rendered, their employment will be continued until December 31, 2013, at salary levels to be determined and reviewed periodically. These contracts provide, among other things, that a lump sum amount equal to slightly less than three times his base amount compensation (as defined in Section 280G of the Internal Revenue Code) will be paid to Thomas W. Florsheim, Jr. and John W. Florsheim, respectively, as severance pay, in the event the Company terminates his employment without cause or he terminates his employment following a change of control of the Company. A “change of control” is defined in the employment agreements as: a change in control of more than 15% of the shares of the Company; the replacement of two or more directors by persons not nominated by the Board of Directors; any enlargement of the size of the Board of Directors if the change was not supported by the existing Board of Directors; a merger, consolidation or transfer of assets of the Company; or a substantial change in his responsibilities. In the event Thomas W. Florsheim, Jr. or John W. Florsheim is prevented from performing his duties by reason of permanent disability, his normal salary will be discontinued and a disability salary of 75% of his then current salary will be paid until December 31, 2013. Also, in the event Thomas W. Florsheim, Jr. or John W. Florsheim dies prior to the termination of his employment under the contract, a death benefit equal to his salary at the annual rate being paid to him at the date of death will be paid to a designated beneficiary for a three-year period. As of March 1, 2011, the annual salary of Thomas W. Florsheim, Jr. is $563,500 and John W. Florsheim’s annual salary is $538,000.

The Company has change of control agreements with two executives, John Wittkowske and Peter Grossman. These contracts provide that a lump sum equal to slightly less than three times his annual compensation (as defined in Section 280G of the Internal Revenue Code), calculated with respect to the three taxable year period ending before the date the change of control occurs, will be paid as severance pay in the event of a change of control. The change of control agreements define a “change of control” as an event in which:

(1)	more than 30% of the voting power of the outstanding stock of the Company is directly or indirectly controlled by a person or group of persons other than the members of the family of Thomas W. Florsheim and their descendents or trusts;
(2)	all or substantially all of the operating assets of the Company have been sold; or
(3)	a majority of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election.

As of March 1, 2011, Mr. Wittkowske’s annual salary is $332,000 and Mr. Grossman’s annual salary is $328,000.

OTHER INFORMATION

Transactions with Related Persons

The Company’s written Code of Business Ethics provides that, except with the prior knowledge and consent of the Company, directors and employees are not permitted to have a financial interest in a supplier, competitor or customer of the Company because of the potential conflicts of interest raised by such transactions. There is a limited exception for ownership of securities of a publicly traded corporation unless the investments are of a size as to have influence or control over the corporation. The Company’s policies include no minimum size for this restriction on potential conflict of interest transactions. Actual or potential conflict of interest transactions or relationships are to be reported to the Company’s Chief Financial Officer or another officer of the Company. Waivers or exceptions for executive officers or directors may be granted only in advance and under exceptional circumstances and only by the Board of Directors or an appropriate committee.

Transactions with related persons are also subject to the Company’s disclosure controls and procedures to ensure compliance with applicable law and requirements of NASDAQ.

There were no transactions since the beginning of 2010, and there are no proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which (a) any director, executive officer, director nominee, or immediate family member of a director, executive officer or nominee, or (b) any holder of 5% or more of the Company’s common stock or their immediate family members, had a direct or indirect material interest.

Method of Proxy Solicitation

The cost of solicitation of proxies will be borne by the Company. The officers of the Company may solicit proxies from some of the larger shareholders, which solicitation may be made by mail, telephone, or personal contacts; these officers will not receive additional compensation for soliciting such proxies. Request will also be made of brokerage houses and other custodians, nominees and fiduciaries to forward, at the expense of the Company, soliciting material to the beneficial owners of shares held of record by such persons.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the federal securities laws, the Company’s directors, executive officers and any person holding more than 10% of the Company’s common stock are required to report their initial ownership of the Company’s common stock and any change in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file such reports by these dates during the last year.

The Company believes that all of these filing requirements were satisfied on a timely basis for the year ended December 31, 2010. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports they have filed with the SEC.

Other Matters

The Company has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies will be voted with discretionary authority with respect to any other matters that properly may be presented to the meeting.

Shareholder Proposals

Shareholder proposals must be received by the Company no later than December 2, 2011, in order to be considered for inclusion in next year’s annual meeting proxy statement. In addition, a proposal submitted outside of Rule 14a-8 will be considered untimely, and the Company may use discretionary voting authority for any proposal that may be raised at next year’s annual meeting unless the proponent notifies us of the proposal not later than February 15, 2012.

WEYCO GROUP, INC.

March 31, 2011	JOHN F. WITTKOWSKE
Milwaukee, Wisconsin	Secretary

Appendix A

WEYCO GROUP, INC.
2011 INCENTIVE PLAN

1.	Introduction.
(a)	Purposes. The purposes of the 2011 Incentive Plan are to provide a means to attract and retain talented personnel and to provide to participating directors, officers and other salaried employees long-term incentives for high levels of performance and for successful efforts to improve the financial performance of the corporation. These purposes may be achieved through the grant of options to purchase Common Stock of Weyco Group, Inc., Restricted Stock, Restricted Stock Units, Performance Shares and/or Cash Incentive Awards, as described below.
(b)	Effect on Prior Plan. If the 2011 Plan is approved by shareholders, no further Awards will be granted under the Weyco Group, Inc. 2005 Equity Incentive Plan (the “Prior Plan”). Awards granted previously under the Prior Plan will remain in effect until they have been exercised or have expired. The awards shall be administered in accordance with their terms and the Prior Plan.
2.	Definitions.
(a)	“1934 Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.
(b)	“Award” means an Incentive Stock Option, Non-Qualified Stock Option, Restricted Stock, Performance Unit, Performance Share or Cash Incentive Award grant, as appropriate.
(c)	“Award Agreement” means the agreement between the Corporation and the Grantee specifying the terms and conditions applicable to Awards granted thereunder.
(d)	“Board” means the Board of Directors of Weyco Group, Inc.
(e)	“Cash Incentive Award” means a cash incentive award, as described in Article 16 herein.
(f)	“Change of Control” shall occur: (1) if any person or group of persons (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934 and regulations thereunder), other than the group consisting of members of the family of Thomas W. Florsheim and their descendants or trusts for their benefit (the “Florsheim Group”), directly or indirectly controls in excess of 15% of the voting power of the outstanding common stock of the Corporation; (2) in the event of the consolidation or merger of the Corporation with or into another corporation or entity which is not a wholly owned subsidiary of the Corporation; (3) in the event of the sale or transfer of all or substantially all of the operating assets of the Corporation; (4) in the event of the replacement of a majority of the existing members of the Corporation’s Board of Directors by persons not nominated by the Board of Directors or the Florsheim Group, or (5) in the event of any amendment to Section 2 of Article III of the Corporation’s bylaws to enlarge the number of the directors of the Corporation if the change was not supported by the existing Board of Directors or the Florsheim Group.
(g)	“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.
(h)	“Committee” means the Corporate Governance and Compensation Committee of the Board, or any other committee the Board may subsequently appoint to administer the Plan, as herein described.
(i)	“Common Stock” or “Stock” means the common stock of the Corporation.
(j)	“Corporation” means Weyco Group, Inc.
(k)	“Covered Employee” means a person designated prior to the grant of an Award of Restricted Stock, Restricted Stock Units or Performance Shares, by the Committee who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Internal Revenue Code in the year in which such Restricted Stock, Restricted Stock Units or Performance Shares are taxable to such person.

(l)	“Disability” means with respect to any Incentive Stock Option, a permanent and total disability within the meaning of Code Section 22(e)(3), and with respect to all other Awards under the Plan, a medically determinable mental or physical impairment which renders a Participant totally and presumably permanently unable to continue in employment with the Corporation and all Subsidiaries. The determination of disability shall be made by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.
(m)	“Fair Market Value” means for purposes of the Plan on any date, if the Stock is then listed and traded on a registered national securities exchange, or is quoted in the NASDAQ National Market System, the closing price reported for such date or, if such date is not a business day or if no sales of the Stock shall have been reported with respect to such date, the next preceding business date with respect to which sales were reported.
(n)	“Grant Date” means the date on which an Award is deemed granted, which shall be the date on which the Committee authorizes the Award or such later date as the Committee shall determine in its sole discretion.
(o)	“Grantee” means an individual who has been granted an Award.
(p)	“Incentive Stock Option” means an option that is intended to meet the requirements of Section 422 of the Code and regulations thereunder.
(q)	“Non-Qualified Stock Option” means an option other than an Incentive Stock Option.
(r)	“Option” means an Incentive Stock Option or Non-Qualified Stock Option, as appropriate.
(s)	“Performance Goal” means a performance goal established by the Committee prior to the grant of an Award that is based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: net income (pre-tax or after-tax and with adjustments as stipulated), earnings per share, return on equity, return on capital employed, return on assets, return on tangible book value, operating income, earnings before depreciation, interest, taxes and amortization (EBDITA), loss ratio, expense ratio, increase in stock price, total shareholder return, economic value added and operating cash flow. With respect to Covered Employees, all Performance Goals shall be objective performance goals satisfying the requirements for “performance-based compensation” within the meaning of Section 162(m)(4) of the Internal Revenue Code and shall be established by the Committee within the time prescribed by Section 162(m) of such Code and related regulations. With respect to persons who are not Covered Employees, the Committee may establish other subjective or objective performance goals, including individual goals, which it deems appropriate.
(t)	“Performance Share” means an Award granted to an individual, as described in Article 15 herein.
(u)	“Plan” means the Weyco Group, Inc. 2011 Incentive Plan as set forth herein, as it may be amended from time to time.
(v)	“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending or superseding such regulation.
(w)	“Restricted Stock” means shares of Common Stock which are subject to restrictions established by the Committee.
(x)	“Restricted Stock Unit” means an award granted to an individual to issue shares of Common Stock in the future if specified conditions established by the Committee are satisfied.
(y)	“Subsidiary” means any corporation more than 50 percent of whose total combined voting stock of all classes is held by the Corporation or by another corporation qualifying as a Subsidiary within this definition.

3.	Shares Subject to Award.

Awards may be made under the Plan only with respect to the number of shares of Common Stock which does not exceed 1,000,000 shares in the aggregate. For example, if Performance Shares are issued with respect to 400,000 shares of Common Stock, then only 600,000 shares remain available for the purpose of making other Awards under the Plan. No individual may be granted an Award or Awards covering, in the aggregate, more than 90,000 shares in any calendar year. The aggregate number of shares of Common Stock available under the Plan shall be subject to adjustment as set forth in Article 18 hereunder. Shares issued under the Plan may come from authorized but unissued shares, from treasury shares held by the Corporation, from shares purchased by the Corporation on an open market for such purpose, or from any combination of the foregoing. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any shares subject to such Award shall again be available for the grant of an Award under the Plan.

4.	Administration of the Plan.

4.1  The Committee.  The Plan shall be administered by the Corporate Governance and Compensation Committee of the Board or by any other Committee appointed by the Board consisting of not less than two (2) Directors and who are not employees of the Corporation. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. It is intended that at all times, the Committee shall be comprised solely of Directors who are both: (i) Non-Employee Directors, as defined in Rule 16b-3; and (ii) Outside Directors, as defined in Treas. Reg. 1.162-27.

4.2  Authority of Committee.  The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan to:

(a)	grant Awards, to determine the terms of each Award, the individuals to whom, the number of shares subject to, and the time or times at which, Awards shall be granted;
(b)	interpret the Plan;
(c)	prescribe, amend and rescind rules and regulations relating to the Plan;
(d)	determine the terms and provisions of the respective agreements (which need not be identical) by which Awards shall be evidenced;
(e)	cancel with the consent of the holder outstanding Awards and to grant new Awards, as appropriate, in substitution therefore;
(f)	make all other determinations deemed necessary or advisable for the administration of the Plan;
(g)	require withholding from or payment by a Grantee of any federal, state or local taxes;
(h)	impose, on any Grantee, such additional conditions, restrictions and limitations upon exercise and retention of Awards as the Committee shall deem appropriate;
(i)	treat any Grantee who retires as a continuing employee for purposes of the Plan; and
(j)	modify, extend or renew any Award previously granted; provided, however, that this provision shall not provide authority to reprice Options to a lower exercise price.

4.3  Committee of Procedures.  Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members. The Committee may delegate all or any part of its responsibilities and powers to any executive officer or officers of the Corporation selected by it. Any such delegation may be revoked by the Board or by the Committee at any time.

4.4  Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Corporation, its stockholders, employees, Plan participants, and their estates and beneficiaries.

5.	Option Participation.

Options may be granted to directors, officers and salaried employees of the Corporation and any of its Subsidiaries; provided, however that a maximum of 1,000,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options. In selecting the individuals to whom Options shall be granted, as well as in determining the number of Options granted, the Committee shall take into consideration such factors as it deems relevant to accomplish the purposes of the Plan. A Grantee may, if he is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.

6.	Granting of Options.

The officers of the Corporation are authorized and directed, upon receipt of notice from the Committee of the granting of an Option, (or other Award), to sign and deliver on behalf of the Corporation, by mail or otherwise, to the Grantee an Option (or other Award) upon the terms and conditions specified under the Plan and in the form of the Award Agreement. The Award Agreement shall be dated and signed by an officer of the Corporation as of the date of approval of the granting of an Option (or other Award) by the Committee. If the Grantee fails to sign and return the Award Agreement, by delivery or by mailing, within 30 days after the date of its delivery or mailing to him, the Option grant (or other Award) may be deemed withdrawn.

7.	Option Price.

The purchase price of the Common Stock covered by each Option shall be not less than the Fair Market Value of such Stock on the Grant Date. Such price shall be subject to adjustment as provided in Article 18 hereof.

8.	Option Designation.

At the time of the grant of each Option, the Committee shall designate the Option as (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option, as described in Sections (a) and (b) below, respectively.

(a)	Incentive Stock Options: Any Option designated as an Incentive Stock Option shall comply with the requirements of Section 422 of the Code, including the requirement that incentive stock options may only be granted to individuals who are employed by the Corporation, a parent or a subsidiary corporation of the Corporation. If an Option is so designated, the Fair Market Value (determined as of the Grant Date) of the shares of Stock with respect to which that and any other Incentive Stock Option first becomes exercisable during any calendar year under this Plan or any other stock option plan of the Corporation or its affiliates shall not exceed $100,000; provided, however, that the time or times of exercise of an Incentive Stock Option may be accelerated pursuant to Article 11, 12 or 18 hereof, and, in the event of such acceleration, such Incentive Stock Option shall be treated as a Non-Qualified Option to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of the shares of stock with respect to which such Option first becomes exercisable in the calendar year (including Options under this Plan and any other Plan of the Corporation or its affiliates) exceeds $100,000, the extent of such excess to be determined by the Committee taking into account the order in which the Options were granted, or such other factors as may be consistent with the requirements of Section 422 of the Code and rules promulgated thereunder. Furthermore, no Incentive Stock Option shall be granted to any individual who, immediately before the Option is granted, directly or indirectly owns (within the meaning of Section 425(d) of the Code, as amended) shares representing more than 10% of the total combined voting power of all classes of stock of the Corporation or its subsidiaries, unless, at the time the option is granted, and in accordance with the provisions of Section 422, the option price is 110% of the Fair Market Value of shares of Stock subject to the Option and the Option must be exercised within 5 years of the Grant Date.
(b)	Non-Qualified Stock Options: All Options not subject to or in conformance with the additional restrictions required to satisfy Section 422 shall be designated Non-Qualified Stock Options.

9.	Non-transferability of Options.

Any Option granted hereunder shall, by its terms, be non-transferable by a Grantee other than by will or the laws of descent and shall be exercisable during the Grantee’s lifetime solely by the Grantee or the Grantee’s duly appointed guardian or personal representative. Notwithstanding the foregoing, the Committee may permit a Grantee to transfer a Non-Qualified Stock Option to a family member or a trust or partnership for the benefit of a family member, in accordance with rules established by the Committee.

10.	Substituted Options.

In the event the Committee cancels any Option granted under this Plan, and a new Option is substituted therefore, the Grant Date of the canceled Option (except to the extent inconsistent with the restrictions described in Article 8(a), if applicable) shall be the date used to determine the earliest date for exercising the new substituted Option under Article 11 hereunder so that the Grantee may exercise the substituted Option at the same time as if the Grantee had held the substituted Option since the Grant Date of the canceled Option. Except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Options may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval. Nothing in this Section 10 shall provide authority to substitute Options in a manner which will have the effect of repricing Options to a lower exercise price.

11.	Exercise and Term of Option.

The Committee shall have the power to set the time or times within which each Option shall be exercisable, and to accelerate the time or times of exercise, provided that no Option granted under this Plan may be exercised prior to shareholder approval of the Plan. No Option may be exercised if in the opinion of counsel for the Corporation the issuance or sale of Stock or payment of cash by the Corporation, as appropriate, pursuant to such exercise shall be unlawful for any reason, nor after the expiration of 10 years from the Grant Date. In no event shall the Corporation be required to issue fractional shares upon the exercise of an Option. Although the Corporation intends to exert its best efforts so that the Stock purchasable upon the exercise of an Option, when it first comes exercisable, will be registered under, or exempt from the registration requirements of, the federal Securities Act of 1933 (the “Act”) and any applicable state securities laws, if the exercise of an Option would otherwise result in the violation by the Corporation of any provision of the Act or of any state securities law, the Corporation may require that such exercise be deferred until the Corporation has taken appropriate action to avoid any such violation.

12.	Effect of Termination of Employment, Disability or Death.

Unless otherwise provided herein or in a specific Option Agreement which may provide longer or shorter periods of exercisability, no Option shall be exercisable after the expiration of the earliest of

(i)	in the case of an Incentive Stock Option:
(1)	10 years from the date the option is granted, or five years from the date the option is granted to an individual owning (after the application of the family and other attribution rules of Section 424(d) of the Code) at the time such option was granted, more than 10% of the total combined voting power of all classes of stock of the Corporation,
(2)	three months after the date the Grantee ceases to perform services for the Corporation or its Subsidiaries, if such cessation is for any reason other than death, Disability, or cause,
(3)	one year after the date the Grantee ceases to perform services for the Corporation or its Subsidiaries, if such cessation is by reason of death or Disability, or
(4)	the date the Grantee ceases to perform services for the Corporation or its Subsidiaries, if such cessation is for cause, as determined by the Board or the Committee in its sole discretion;

(ii)	in the case of a Nonqualified Stock Option:
(1)	10 years from the date of grant,
(2)	ninety days after the date the Grantee ceases to perform services for the Corporation or its Subsidiaries, if such cessation is for any reason other than death, Disability or cause,
(3)	one year after the date the Grantee ceases to perform services for the Corporation or its Subsidiaries, if such cessation is by reason of death or Disability, or
(4)	the date the Grantee ceases to perform services for the Corporation or its Subsidiaries, if such cessation is for cause, as determined by the Board or the Committee in its sole discretion;

provided, that, unless otherwise provided in a specific grant agreement or determined by the Committee, an Option shall only be exercisable for the periods above following the date an optionee ceases to perform services to the extent the option was exercisable on the date of such cessation. For purposes of this Article, termination shall be deemed to have been for cause if such termination shall have been for misconduct or negligence by Grantee in the performance of his duties. Notwithstanding the foregoing, no Option shall be exercisable after the date of expiration of its term. In the event of Grantee’s death, the person or persons to whom the Option is transferred by will or the laws of descent and distribution shall be the person or persons who may exercise the Option to the extent the Grantee was entitled to do so.

13.	Method of Exercise.

To the extent that the right to purchase shares pursuant to an Option has accrued hereunder, such Option may be exercised from time to time by written notice to the Corporation stating the number of shares being purchased and accompanied by the payment in full of the Option price for such shares. Such payment shall be made in cash or, with the approval of the Committee, by surrendering to the Corporation shares of Stock otherwise receivable upon exercise of an Option or by delivery of outstanding shares of the Common Stock which the Grantee, the Grantee’s spouse or both have beneficially owned for at least six months prior to the time of exercise, or in combinations thereof. If shares of Common Stock are used in part or full payment for the shares to be acquired upon exercise of the Option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the Option at a price not exceeding the Fair Market Value of the shares.

14.	Restricted Stock Awards.

The Committee may, in its discretion, grant Restricted Stock to directors, officers and salaried employees of the Corporation and any of its subsidiaries. Restricted Stock Awards may consist of shares issued subject to forfeiture if specified conditions are not satisfied (“Restricted Stock Shares”) or agreements to issue shares of Common Stock in the future if specified conditions are satisfied (“Restricted Stock Units”). The Committee may condition the grant of Restricted Stock upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Committee may also condition the grant of Restricted Stock Awards upon such other conditions, restrictions and contingencies as the Committee may determine. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. Restricted Stock Awards shall be subject to the following terms and conditions:

(a)	Each Restricted Stock Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award.
(b)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Restricted Stock Award.
(c)	Except to the extent otherwise provided in the applicable Award Agreement and (d) below, the portion of the Restricted Stock Award still subject to restriction shall be forfeited by the Grantee upon termination of the Grantee’s service for any reason.
(d)	In the event of hardship or other special circumstances of a Grantee whose service is terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s Restricted Stock Award.

(e)	If and when the applicable restrictions lapse on Restricted Stock, unlegended certificates for such shares shall be delivered to the Grantee.
(f)	A Grantee receiving an Award of Restricted Stock shall have the right to vote the shares. Any cash dividends on shares of Restricted Stock shall be accumulated by the Company and paid to the Grantee when and if the shares vest; provided that the Committee may elect to pay cash dividends on unvested shares of Restricted Stock to the Grantee currently. Any dividends payable in stock shall be paid in the form of additional Restricted Stock Shares.
(g)	A Grantee receiving an Award of Restricted Stock Units shall not be deemed the holder of any shares covered by the Award, or have any rights as a shareholder with respect thereto, until such shares are issued to him/her.
15.	Performance Shares.

15.1  Grant of Performance Shares.  Subject to the terms of the Plan, Performance Shares may be granted to directors, officers and salaried employees at any time and from time to time, as shall be determined by the Committee.

15.2  Value of Performance Shares.  Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number of Performance Shares that will be paid out to Grantees. The time period during which the Performance Goals must be met shall be called a “Performance Period.”

15.3  Earning of Performance Shares.  After the applicable Performance Period has ended, the Grantee shall be entitled to receive payout on the number of Performance Shares earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

15.4  Form and Timing of Payment of Performance Shares.  Payment of earned Performance Shares shall be made in a single lump sum, within forty-five (45) calendar days following the close of the applicable Performance Period, in the form of shares of Common Stock, which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period.

15.5  Non-transferability.  Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further a Grantee’s rights under the Plan shall be exercisable during the Grantee’s lifetime only by the Grantee or the Grantee’s legal representative.

16.	Cash Incentive Awards.

The Committee may, in its discretion, grant Cash Incentive Awards to officers and salaried employees of the Corporation. The Committee shall determine the officers and salaried employees to whom and the time or times at which Cash Incentive Awards shall be granted, and the conditions upon which such Awards will be paid. Cash Incentive Awards under the Plan will be based upon the attainment of one or more preestablished, objective Performance Goals. Performance Goals shall be based on one or more business criteria that apply to the individual, a business unit, or the Corporation as a whole. The maximum Cash Incentive Award payable to an employee in any fiscal year shall not exceed $1,000,000. This Plan does not limit the authority of the Corporation, the Board or the Committee, or any Subsidiary to award bonuses or authorize any other compensation to any person.

17.	Withholding.
(a)	The Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy Federal, state, and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Plan.

(b)	With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock or upon any other taxable event hereunder, Grantees may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Corporation withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. Notwithstanding the foregoing, in the case of a Grantee subject to the reporting requirements of Section 16(a) of the 1934 Act, no such election shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.
18.	Effect of Change in Stock Subject to Plan.

In the event of a reorganization, recapitalization, stock split, stock dividend, merger, consolidation, rights offering or like transaction, the Committee shall make or provide for proportionate adjustments, including without limitation, to any applicable Performance Goals, to the number of and class of shares which may be delivered under the Plan, and to the number and class of and/or price of shares subject to outstanding Awards granted under the Plan; provided, however, in the event of the merger or consolidation of the Corporation with or into another corporation or corporations in which the Corporation is not the surviving corporation, the adoption of any plan for the dissolution of the Corporation, or the sale or exchange of all or substantially all the assets of the Corporation for cash or for shares of stock or other securities of another corporation, all Awards (other than Cash Incentive Awards) shall be deemed fully vested, exercised and/or payable, as the case may be, and, in lieu of any other transfer of cash or property hereunder with respect to Options, Performance Shares and Restricted Stock Units, cash equal to the amount, if any, which would otherwise have been attained as a result of such deemed vesting, exercise and/or payment event shall be paid to the Grantee.

Notwithstanding anything to the contrary, in the event a Change in Control should occur, all Awards (other than Cash Incentive Awards) granted hereunder to a Grantee shall become immediately vested.

19.	No Employment or Retention Agreement Intended.

Neither the establishment of, nor the awarding of Awards under this Plan shall be construed to create a contract of employment or service between any Grantee and the Corporation or its subsidiaries; nor does it give any Grantee the right to continued service in any capacity with the Corporation or its subsidiaries or limit in any way the right of the Corporation or its subsidiaries to discharge any Grantee at any time and without notice, with or without cause, or to any benefits not specifically provided by this Plan, or in any manner modify the Corporation’s right to establish, modify, amend or terminate any profit sharing or retirement plans. Transfer of an employee from the Corporation to a Subsidiary or from a Subsidiary to the Corporation or another Subsidiary shall not be a termination of employment or an interruption of continuous employment for the purposes of the Plan.

20.	Shareholder Rights.

Grantee shall not, by reason of any Options, Restricted Stock Units or Performance Shares granted hereunder, have any right of a shareholder of the Corporation with respect to the shares covered by his Options, Restricted Stock Units or Performance Shares until shares of Stock have been issued to him.

21.	Controlling Law.

The law of the State of Wisconsin, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

22.	Indemnification.

In addition to such other rights of indemnification as they may have, the members of the Committee and other Corporation employees administering the Plan and the Board members shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member acted in bad faith in the performance of his duties; provided that within 20 days after institution of any such action, suit or proceeding, the member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

23.	Use of Proceeds.

The proceeds from the sale of shares of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

24.	Amendment of the Plan.

The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall be made without shareholder approval where such change would be required in order to comply with Rule 16b-3 or the Code.

25.	Effective Date of Plan.

The Plan shall become effective on the date approved by the shareholders of the Corporation (the “Effective Date”).

26.	Termination of the Plan.

The Plan shall terminate ten years following the Effective Date, and no Awards shall be granted after such date under the Plan; provided, however, that the Plan shall terminate at such earlier time as the Board may determine. Any such termination, either partially or wholly, shall not affect any Awards then outstanding under the Plan.

27.	Compliance with Code Section 409A.

To the extent that a benefit under the Plan is subject to the requirements of Code Section 409A, it is intended that the Plan, as applied to that benefit, comply with the requirements of Code Section 409A, and the Plan shall be so administered and interpreted. The Board or Committee may make any changes required to conform the Plan and any Awards with applicable Code provisions and regulations relating to Code Section 409A.

ANNUAL MEETING OF SHAREHOLDERS OF

WEYCO GROUP, INC.

May 3, 2011

COMMON STOCK

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting and Proxy Statement including proxy card are available on the Company's website at http://www.weycogroup.com/sec_filing.html

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230303040000000000 0 050311

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors for their respective terms:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Thomas W. Florsheim, Jr.
○ Robert Feitler

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for 2011.	☐	☐	☐
3. Approval of the Weyco Group, Inc. 2011 Incentive Plan.	☐	☐	☐
4. Advisory vote on the compensation of the Company's named executive officers.	☐	☐	☐

	3 YRS	2 YRS	1 YR	ABSTAIN
5. Advisory vote on the frequency of executive compensation votes.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy will be voted "FOR" Proposals 1 through 4 and "THREE YEARS" for Proposal 5 if no instruction to the contrary is indicated, or if no direction is given.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

COMMON STOCK

PROXY

WEYCO GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas W. Florsheim, Jr. and John W. Florsheim or either of them, proxies with full power of substitution, to vote at the Annual Meeting of Shareholders of Weyco Group, Inc. (the "Company") to be held on May 3, 2011 at 10:00 A.M., local time and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse, and in their discretion upon such other matters as may come before the meeting.

(To be Signed on Reverse Side)

SEE REVERSE SIDE

14475